Exhibit 10.10
AMENDMENT NUMBER ONE
TO THE
FLOWSERVE CORPORATION
2004 STOCK COMPENSATION PLAN
The Flowserve Corporation 2004 Stock Compensation Plan, effective April 21, 2004 (the “Stock Plan”), is hereby amended in the following respects:
WHEREAS, the Board of Directors of Flowserve Corporation (the “Board”) may at any time or times amend any provision in the Plan to any extent and in any manner that it may deem advisable in accordance with Article 9; and
WHEREAS, the Board wishes to amend the Plan to be consistent with the administration of other equity based plans; and
NOW THEREFORE, the Plan is amended effective March 6, 2008 as follows:
Article 9
Amendment or Discontinuance
Subject to the limitations set forth in this Article 9, the Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval under Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of the shareholders of the Company entitled to vote thereon.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff
Ronald F. Shuff, Senior Vice President,
Secretary and General Counsel